Spear, Leeds & Kellogg
                  120 Broadway, New York, NY 10271 212/433-7000

               Addendum to the Fully Disclosed Clearing Agreement
               --------------------------------------------------
        And/or Broker-Dealer Agreement and Consent to Loan of Securities
        ----------------------------------------------------------------


          This is to amend the fully Disclosed Clearing Agreement and/or the Broker-Dealer Agreement And Consent to Loan Of Securities between (" introducing Broker") and Speer, Leeds & Kellogg ("SLK"), in conformity with SEC No-Action Letter, Dated November 3, 1998 relating to the net capital treatment of assets in the proprietary account of an introducing broker ("PAIB") and to permit introducing Broker to use PAIB assets in its net capital computations. The parties shall agree to the following conditions and provisions as set forth below:

1.     SLK  shall  perform  a  computation  for  PAIB  assets  ("PAIB  Reserve
Computation") of introducing Broker in accordance with the customer reserve computation set forth in rule15c3-3 ("customer reserve formula") with the following modifications:

A. Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula may not be included as a credit in the PAIB reserve computation;
B. Note E(3) to rule 15c3-3a which reduces debit balances by 1% under the basic method and subparagraph (a)(1)(ii)(a) of the net capital rule which reduced debit balances by 3% under the alternative method shall not apply; and
C. Neither note E(1) to rule 15c3-3 nor NYSE Interprelation/04 to item 10 of Rule 15c3-3a regarding securities concentration charges shall be applicable to the PAIB reserve computation.

2. The PAIB reserve computation shall include all proprietary accounts of introducing Broker.
All PAIB assets shall be kept separate and distinct from customer assets under the customer reserve formula in Rule 15c3-3

3. The PAIB reserve computation shall be prepared within the same time frames as those prescribes by 15c3-3 for the customer reserve formula.

4. SLK shall establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of Customers' with a bank in conformity with the standards of paragraph (f) of Rule 15c3-3 ["PAIB Reserve Account"]. Cash and/or qualified securities as defined in the customer reserve formula shall be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.

5. If the PAIB reserve copulation results in a deposit requirement, the requirement may be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula shall not be satisfied with excess debits from the PAIB reserve computation.

6. Within two business days of entering into this PAIB Agreement, introducing Broker shall notify its designated examining authority in writing (with a copy sent to SLK upon request) that it has entered into this PAIB Agreement.

7. Commissions receivable and other receivables of introducing Broker from SLK (excluding clearing deposits) that are otherwise allowable assets under the net capital rule are not to be included in the PAIB reserve computation, provided the amounts have been clearly identified as receivables on the books and records of introducing Broker and as payable on the books of SLK.

8. If introducing Broker is a guaranteed subsidiary of SLK or if introducing Broker guarantees SLK (i.e., guarantees all liabilities and obligations) then the proprietary accounts of introducing Broker shall be excluded from the PAIB Reserve Computation.

9. Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposits requirement, SLK shall by facsimile or telegram immediately notify its designated examining authority and the Securities and Exchange Commission ("Commission"). Unless a corrective plan is found acceptable by the Commission and the designated examining authority, SLK shall provide written notification within 5 business days of the date of discovery to introducing Brokers that PAIB assets held by SLK shall not be deemed allowable assets for net capital purposes. The notification shall also state that if introducing Broker wishes to continue to count its PAIB assets as allowable, it has until the last business day of the month in which the notification was made to transfer all PAIB assets to another clearing broker. However, if the deposit deficiency is remedied before the time at which the introducing Broker must transfer its PAIB assets to another clearing broker, the introducing Broker may choose to keep it assts at SLK.

10. The parties shall adhere to the terms of the No-Action letter, including the interpretations set forth, in all respects.


FULLY  DISCLOSED  CLEARING  AGREEMENT
OF
SPEAR,  LEEDS  &  KELLOGG

THIS AGREEMENT is made and entered into as of this 12th day of September by and between Spear, Leeds & Kellogg ("SLK") and TradeRight ("Broker").

1. Subject to the approval of the New York Stock Exchange, from the opening of business on or about until the termination of this Agreement as provided for in Paragraph 17, hereof, SLK will carry the cash and margin accounts of the customers introduced by Broker to SLK and accepted by SLK and will clear transactions on a fully disclosed basis for such accounts, all as more specifically provided in Paragraph 3 hereof and subject to the terms and conditions hereinafter set forth.

All references made to margin accounts in this agreement shall apply only if the introducing firm introduces such accounts.

2.     Representations  and  Warranties

(a)     Broker  represents  and  warrants  that:

Broker is duly registered and in good standing as a broker/dealer with the Securities and Exchange Commission and the National Association of Securities Dealers ("NASD")

Broker has all requisite authority, whether arising under applicable federal or state laws or the rules and regulations of any securities exchange or regulatory authority to which Broker is subject, to enter into this Agreement and to retain the services of SLK in accordance with the terms hereof, and

Broker and each of its employees is in substantial compliance and during the term of this Agreement will remain in substantial compliance with the registration, qualification, capital financial reporting, customer protection, and other requirements of every securities exchange of which Broker is a member, of the NASD, of the Securities and Exchange Commission and every state to which jurisdiction Broker and each of its employees are subject.

(b)     SLK  represents  and  warrants  that:

SLK is duly registered and in good standing as a broker/dealer with the Securities and Exchange Commission and is a member firm in good standing of the New York Stock Exchange ("NYSE").

SLK has all requisite authority, whether arising under applicable federal or state laws, or the rules and regulations of any securities exchange or regulatory authority to which SLK is subject, to enter into this Agreement: and

SLK is in substantial compliance and during the term of this Agreement will remain in substantial compliance with the registration, qualification, capital, financial reporting, customer protection requirements and other requirements of every regulatory and self-regulatory organization to whose jurisdiction SLK is subject.

3. SLK, acting as Broker's agent, shall carry the customers' cash and margin accounts introduced by Broker on a fully disclosed basis and perform the following services:

(a) Execute transactions in the customers' accounts and release or deposit money or securities to or for the accounts, only upon Broker's instructions;

(b) Prepare and mail confirmations and summary monthly statements to Broker's customers on forms disclosing that the account is carried on a fully disclosed basis for the Broker.

(c) Settle contracts and transaction in securities (i) between Broker and other brokers and dealers, (ii) between Broker and its customers and (iii) between Broker and third persons; and

(d) Perform cashiering functions for such customers' accounts, including receipt and delivery of securities purchased, sold, borrowed and loaned; make and receive payments therefore, provide custody and safekeeping of securities and cash; and handle margin accounts, dividends and exchanges, rights, warrants, redemptions, and tender offers with respect to such securities.

(e) Mail to each customer a coy of the Notice to Customers as requited by New York Stock Exchange Rule 382 .

(f) Completing the transfer of securities and accounts on behalf of customers.

(g) Compliance with restricted and control securities under the Securities Act of 1933.

Notwithstanding subparagraph (a) through (d) above, SLK may, in its sole discretion, for good cause shown, refuse to open an account for a specific customer; close an account already opened; refuse to confirm and/or cancel a confirmation; reject a delivery or receipt of securities and/or money; refuse to clear any trade executed by Broker, or refuse to execute any trade for the account of a customer introduced by Broker. Broker acknowledges that in connection with the performance of the above described services, SLK may retain, at its option, one of more independent data processing service bureaus to perform any of the required functions, and agrees that SLK shall not be responsible for any losses, damages, liability or expenses incurred by or claims made by the Broker or its customers arising from the failure of any such service bureau to perform said functions accurately, in accordance with specifications or within the customary time periods. SLK's only obligation will be to cause any such service bureau to correct any processing error in its next regularly scheduled processing and to deliver any overdue work as soon as reasonable practicable. In no event shall SLK be responsible for indirect or consequential damages.

SLK may authorize certain of Broker's employees designated by Broker in writing, to sign checks to Broker's customers for amounts due and requested by them with respect to their accounts. All checks must be signed by two of such authorized employees and no check or checks payable in any one day to any one customer shall exceed $100,000. Any losses incurred by SLK in connection with such authorization shall be charged to Broker. Any lien on the customer's property granted by their customer to Broker or SLK shall extend to any funds, which may be segregated in a separate account to carry out the purposes of this paragraph.


4.        Services  for  which  SLK  is  not  Responsible

Unless otherwise expressly agreed in writing, SLK will not provide nor be responsible for providing any services specifically enumerated in this
Paragraph:

(h) Accounting, bookkeeping or record keeping, cashiering or other services in respect to commodity transactions, or any other transaction not involving securities.

(i) Preparation of Broker's payroll records, financial statements or any analysis thereof.

(j) Preparation or issuance of checks in payment of Broker's expenses, other than expenses incurred by SLK on behalf of Broker pursuant to this Agreement:

(k)     Payment  of  commissions  to  Broker's  salesmen;

(l) Preparation or filing of any of Broker's reports to the Securities and Exchange Commission, any state securities commission, or any securities exchange, securities association or other membership to which Broker is subject; but SLK will, at the request of Broker, furnish Broker with any necessary information and data contained in records kept by SLK and not otherwise available to Broker for use in making such reports by Broker; and

(m)     Verification  of  address  changes  of  Broker's  customers

(n)     Rendering  investment  advice  to  customers

5.           Duties,  Obligations  and  Responsibilities  of  Broker

(o)     Information  to  be  supplied  by  Broker:

Broker will provide SLK with such basic data and documents, including (without limitation) copies of records of any receipts of customers' funds and securities received directly by Broker as shall be necessary or appropriate to permit SLK to discharge its service obligations hereunder. In all cases, such data and documents must be compatible with the requirement of SLK's bookkeeping system. In addition, Broker will furnish SLK such information and signatures as are requested by SLK for the opening and carrying of customer accounts on forms, which have been approved by SLK. All accounts shall be opened in accordance with SLK's requirements and the acceptance of an opening of an account without such requirements being fulfilled shall not be deemed to be a waiver of such requirements. A duly authorized principal executive officer of Broker will approve in writing the opening of each customer's account. Broker shall be responsible for maintaining proper customer addresses and SLK may, for all purposes, rely on such addresses as they are furnished by the Broker.

(p)     Receipt  of  money  and  securities:

In all cash accounts, Broker shall be responsible for purchases for customers until actual and complete payment therefore ahs been received by SLK and in the case of checks representing such payment received by SLK, Broker shall be responsible until they shall have been paid and the proceeds actually received and credited to SLK by its bank. SLK agrees to use due diligence in depositing such checks promptly.

Broker shall be responsible for sales until acceptable delivery to SLK of the securities involved have been made. Broker agrees to turn over promptly to SLK funds or securities received by Broker from its customers, together with such information as may be relevant or necessary to enable SLK to promptly and properly to record such remittance and receipts in the respective customer accounts. Broker shall arrange for timely settlement of "delivery versus payment" transactions and shall not introduce any retail or individual accounts requiring settlement, on "delivery vs payment" or, "receive versus payment" basis without the prior written approval of "partial deliveries" and to abide by other clearance arrangements as may be directed by the New York Stock Exchange, Inc., the American Stock Exchange Inc. or the NASD. SLK may, at its option, charge for late payments or deliveries, any interest incurred by it accrued at its then prevailing "Brokers Call" rate plus 1% on the principal amount of trade, or such other rate as may be agreed upon in writing, above the Broker's Call Rate.

SLK reserves the right to give prior oral or written notice to Broker and any customer of failure to make timely settlement and SLK's intention to take remedial action.

With respect to any settlement, which involves the drafting of securities, all draft charges, including interest expense, will be borne by Broker. Interest cost on settlement in locations not herein specified will be borne as SLK and Broker may mutually agree in writing, with the general understanding that SLK will bear the interest cost associated with delivering securities within New
York City and Broker will bear the costs associated with the movement of securities from or to New York City to or from any location.

               Duties  of  Broker  with  respect  to  customers:

The customer shall remain the customer of Broker, and Broker shall be responsible for obtaining all of the essential facts relative to every customer, every cash or margin account, every order and every person holding power of attorney over any account accepted by Broker. Broker shall also be responsible for the conduct of customer accounts and the supervision thereof, including but not limited to, assessing the suitability of a transaction for the customer when required under applicable rules, the authenticity of all orders signatures and endorsements, the frequency of trading by a customer and the genuineness of all signatures, certificates and papers, the status under the Securities Act of 1933 of securities proposed to be sold or margined by a customer, and reviewing the accounts for, among other things, manipulative practices and insider trading, and compliance with all federal, state, securities exchange and association laws, rules and regulations to which the Broker and customer are subject.

Broker undertakes to comply with Rule 404 (1), (2) and (3) of the New York Stock Exchange, Inc and other rules of regulatory organizations having jurisdiction over Broker and to diligently supervise compliance through the use of a compliance manual or other written procedures. It is understood that Broker will establish adequate procedures regarding Rule 405 and will make a diligent attempt in every case to conform to this rule.

Broker must notify SLK in each case where Broker and a customer authorize a Registered Representative of Broker to exercise discretion in an account. In addition, Broker will advise SLK at the time an order is placed if such order is for a discretionary account of one of Broker's Registered Representatives.

It is understood that Broker warrants that, to its best knowledge, the customers introduced to SLK by Broker shall not be minors and shall not be such as to come under prohibitions referred to in Rule 407 of the New York Stock Exchange Inc., or in any other law, rule or regulation of any other regulatory authority; that Broker's customers shall in fact be the owners of accounts opened by SLK in their names, and that any orders and instructions given by Broker or any of Broker's employees shall have been previously fully and properly authorized.

Prior to engaging in option trading for any of Broker's customers, Broker shall deliver to such customer the most recent copy of the booklet titled "Characteristics and Risks of Standardized Options", or its successor, together with any effective supplements thereto. A current prospectus of the Option Cleaning Corporation is optional. Broker will take all appropriate steps to assure that customers engaging in such trading are sophisticated investors, fully aware of the risks involved, and that option trading is suitable for such customers. Broker will comply in all respects with SLK's options compliance program, including the obtaining of information, written approval of option accounts by the Senior Registered Options Principal of Broker, and execution of forms required by SLK. SLK shall not be required to endorse any put or call options for any account unless the account is satisfactory to SLK.

This agreement places the responsibility for "knowing the customer" and "suitability"on the Broker. It permits SLK to satisfy itself, for its own benefit, that Broker has the ability to comply and has complied with the requirements of Rule 405 of the New York Stock Exchange, Inc. and comparable requirements of similar rules of any other self-regulatory organization to which Broker belongs.

It is understood that the preparation and possession of surveillance records or any new data, including exception reports, by SLK on behalf of or for the use of Broker shall neither obligate SLK to review such material nor make SLK responsible to know its content.

(d)    Financial Data

Broker agrees to furnish SLK a copy of all FOCUS reports at the same time Broker files such with its primary examining authority.

(e) Broker shall make and maintain reports, records and regulatory filings required to be kept by the Broker by any entity that regulates it, including any reports and records required to be made or kept under the Currency and Foreign Transactions Reporting Act of 1970, the money Laundering Act of 1986, and any regulations promulgated pursuant therein.

(f) Broker shall assume all responsibility for reviewing customer orders prior to execution, and errors in execution.

6.          Broker  Indemnification

Broker hereby agrees to indemnify, defend and hold harmless SLK from and against all claims, demands, proceedings, suits and actions made or brought against SLK and to indemnify SLK's liabilities, losses, damages, expenses, attorneys' fees and costs arising out of one or more of the following; except for those claims arising out of SLK's willful misconduct.

(a) Failure of Broker or the Broker's customer to make payment when due for securities purchased or to deliver when due securities sold for the account of Broker or the Broker's customers;

(b) Failure of a customer of Broker to meet any initial margin call or any maintenance call, except that SLK shall be responsible only for the portion of any such losses that are directly attributable to SLK's failure to give proper and timely notification to the customer of call;

     Failure of Broker to properly perform its duties, obligations and responsibilities with respect to customer accounts (as set forth in Paragraph 5, above), it being understood that the participation of any employee of SLK In any transaction referred to in Paragraph 5 shall not effect Brokers indemnification obligations hereunder, unless such participation by SLK's employee was fraudulent;

(d) Any dishonest, fraudulent, negligent or criminal act or omission on the part of any of Brokers' officers, partners, employees, agents or customers;

(e) All claims or disputes between Broker and its customers with respect to the matters set forth in this agreement. It being understood: (1) that Broker guarantees the validity of customer orders in the form such orders are transmitted to SLK by Broker and guarantees to SLK that each customer will promptly and fully perform his commitments and obligations with respect to all transactions in all of his account carried by SLK hereunder and (ii) that checks received by SLK from Broker's customers shall not constitute payment until they have been paid and the proceeds actually received any credited to SLK by its bank;


 (f) Any adverse claims with respect to any customer securities delivered or deared by SLK it being understood that SLK shall be deemed to be an intermediary between Broker and customer and shall be deemed to make no warranties other than as provided in Section 9-306(3) of the Uniform Commercial Code;

(g) The default by any over-the-counter broker with whom the Broker deals on a principal basis, giving up SLK for Clearance;

(h) The default by any third-party broker with whom the Broker deals rather than using SLK to execute a transaction for itself or a customer;

(i) The negligence, malfeasance, or mistakes of an employee of Broker with respect to the use of the check-signing authority granted under Paragraph 3;

(j) The breach by the Broker of any warranty made by it under this agreement;

(k) SLK's guarantee of any signatures with respect to transactions in the accounts of Broker's customers;

(l) The failure of Broker's customers to fulfill their obligations to the Broker or to SLK {whether or not such failure is in the Broker's control}.

7.        Omnibus  account

To further assure Broker's performance of its obligations under Agreement, including but not limited to its indemnification obligations under Paragraph 6, Broker shall, on or before the execution of this Agreement, establish an account at SLK or be designated as the Broker's Omnibus Account (the "Account"). The Account shall at all times contain cash, securities, or a combination of both, having a market value of $ 100,000. Broker shall be paid interest on the cash balances in the Account at the rate of 100 basis points below the Broker call rate. The Account may be used by Broker to trade securities on a proprietary basis or to carry trades considered to be errors.

If SLK shall suffer any loss or incur any expense for which it is entitled to be indemnified pursuant to this Agreement and Broker shall fail to make such indemnification within ten business days after being requested to do so, SLK shall deduct the amount of such claim, loss or expense from the commissions then credited to Broker pursuant to Paragraph 8. If the amount of said commissions is less than the amount of such claim, loss or expense, SLK shall have the right to withdraw from the Account cash or securities (or both) having a market value equal to the amount of such deficiency. Broker shall then be obligated to immediately deposit in the Account cash or securities sufficient to bring the Account back to a market level of at least $ 100,000.

Upon the termination of this Agreement, or as soon as practical thereafter, SLK will pay and deliver to Broker the funds and securities in the Accounts which it is entitled to withdraw under the preceding paragraph; provided, however, that SLK may retain in the Account an amount to protect it from any claim or proceeding of any type, then pending or actually threatened, until the final determination thereof is made [should not exceed 30 days]. If a threatened claim or proceeding is not resolved or if a legal action proceeding is not instituted within a reasonable time after the termination of this Agreement, the amount retained with respect to such threatened claim or proceeding shall be paid or delivered to Broker.

8.        Commission  Payments

(a) SLK shall charge each of Broker's customers the commission, which Broker directs it to charge for each transaction. If specific instructions are not received with respect to a specific transaction in the time period required by SLK to implement same, SLK shall charge the customer the commission prescribed in the basic commission schedule delivered to SLK by Broker. Such basic schedule may be amended from time to time by Broker by written instructions delivered to SLK; provided, however, that such changes shall be implemented only to the extent they are within the usual capabilities of SLK's data processing and operations systems and only within such reasonable time limitations as SLK may deem necessary to avoid disruption of its normal operating capabilities.
For purposes of confirmation preparation, Broker will also furnish from time to time the source and amount of any commission or other payment received by Broker in connection with transactions in the customers' accounts.

(b) Commissions charged Brokers customers shall be collected by SLK and credited to broker, after deducting SLK's compensation referred to in Paragraph 9 (and any other amount owed to SLK pursuant to this Agreement). Such commissions shall be credited to the Account on a settlement day basis.

      Any changes regarding compensation should be in writing.

9.           Compensation

As compensation for services provided hereunder by SLK, there shall be deducted from the commissions charged Broker's customers the amounts set forth in the fully disclosed pricing schedule attached herein. Said compensation schedule may be changed as may be agreed to by both parties.

10.      Margin  Accounts

(a) Any transactions for a customer will be considered a cash transaction until such time as Broker has furnished SLK with an executed customer's margin agreement and consent to loan of securities in a form acceptable to SLK.


(b) All margin accounts introduced by Broker shall be subject to SLK's "house margin requirements." SLK currently imposes a 40% maintenance requirement, but said requirement and other margin requirements may be changed at any time by giving the Broker 10 days prior written notice of such change. In all such margin accounts, Broker shall be responsible for the initial margin requirement for any transaction until such initial margin has been received by SLK in acceptable form. SLK reserves the right to refuse to accept any transaction in a margin account after the initial transaction, without the actual receipt of the necessary margin, and to impose a higher margin requirement, when in SLK's opinion, the past history or nature of such account or the securities therein justifies such action. SLK shall endeavor to notify Broker in advance of all margin calls, and shall provide Broker with copies of such calls. In the event that satisfactory margin is not provided within the time specified by SLK, SLK shall be at liberty to take such actions as SLK may, in its judgment, deem appropriate. After such initial margin has been received, subsequent margin calls may be made by SLK. Broker agrees to cooperate with SLK in complying with and obtaining margin on subsequent calls.

     Interest charged with respect to debit balances in customers' accounts shall be determines in accordance with the fully disclosed pricing schedule hereto.

(d) Broker shall be responsible for any failure on the part of a customer to meet a "maintenance call", except to the extent directly attributable to SLK's failure to give proper and timely notification to the customer. An officer of Broker who has been designated by Broker (and acknowledged in writing by SLK) may request, to the extent permitted by the margin rules, that SLK withhold temporarily and contemplated action or "sell-out" or "buy-in" for accounts, which have failed to meet a margin call. Such requests shall be made in writing and shall clearly set forth the period of time during which the contemplated action be withheld. Should SLK comply in whole or in part with such request, Broker guarantees to reimburse SLK immediately for the maximum amount of loss or liability which SLK may sustain or incur by reason of any compliance with such request, by depositing sufficient funds with SLK in a reserve or other appropriate account at a bank of SLK 's choosing over which SLK shall be signatory, to reimburse SLK for the loss or unsecured indebtedness held in the account of the particular customer; provided, however, that compliance with such a request shall not be deemed a waiver by SLK of any of its rights hereunder, including but not limited to, the right to close out a contract or position, if in SLK's judgment, changing conditions render such action advisable.

              (e) Broker shall be responsible for sending to each margin customer a written statement at the time of the opening of a margin account in compliance with Rule 10b-16 under the Securities Exchange Act of 1934.


(f) Broker shall obtain from each margin account introduced to SLK a margin Agreement, including a hypothecation authority, in a form and substance acceptable  to  SLK.

11.              Unsecured  Debits  or  Unsecured  Short  Positions

Unsecured debits or short positions ( on a " market to market" basis) in a customer's account not resolved by payment or delivery within thirty calendar days shall be charged to the account of the Broker maintained by SLK to which SLK credits the Broker with commissions due Broker. Such unpaid debits or short positions shall be netted against commissions due on a monthly basis. Any excess of such unpaid debits or short positions over commissions due shall be applied against Broker's Account and be considered a claim against Broker pursuant to paragraph 7 of this Agreement.

12.              Responsibilities  and  Rights  of  SLK

SLK will maintain prescribed books and records of all transactions executed or cleared through it. SLK also undertakes to perform in good faith the services agreed to be performed in this Agreement, including the foregoing, but shall not be bound to make any investigation into the facts surrounding any transaction that it may have wit Broker or that Broker may have with its customers or other persons, nor shall SLK be under any responsibility of compliance by Broker with any laws or regulations which may be applicable to Broker.

Nothing herein shall be deemed to restrict in any way the right of SLK or any affiliate of SLK to compete with Broker in any or all aspects of Broker's business.

SLK will keep confidential Trade Rights list of customers except in response to subpoena and request from regulators.

13.              SLK  Indemnification

SLK shall have no liability to any Broker's customers for any loss suffered by any customer. SLK's liability will be only to Broker and then only to the extent herein expressly set forth. SLK hereby agrees to indemnify, defend and hold harmless Broker from and against all claims, demands, proceedings, suits and actions and all liabilities, expenses, attorney fees, and costs in connection therewith arising out of any dishonest fraudulent, or criminal act or omission on the part of any of its officers, partners or employees with respect to the services provided by SLK under the Agreement.



14.     Employees

Without the prior written consent of the other broker and SLK, either party will not during the period of this agreement and for one year thereafter, hire or attempt to hire any person who is employed by the other on the termination of this agreement or whose employment with the other terminated within the one year period prior to the termination of this agreement.

 15.     Construction Of Agreement

Neither this agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between SLK and between Broker and other brokers for whom SKL may perform the same or similar services. Neither SLK nor Broker will utilize the name of the other in any way without the other's consent and under no circumstances shall either party employ the other's name in such a manner as to create the impression that the relationship created or intended between them is anything other than of clearing broker and correspondent broker.

16.          Confidentiality

Broker and SLK agree not to disclose the terms of this Agreement to any outside parties except to regulatory bodies with appropriate jurisdiction and to authorized employees of the Broker or SLK on a need-to know basis. Any other publications or disclosure of the terms of this agreement may be made only with the prior consent of the other parties.

17.     Termination

This agreement shall continue until terminated as hereinafter provided

(a) Upon any unilateral change of more then 10% per annum by SLK in the compensation schedule pursuant to paragraph 9 hereof the unreasonable rejection by SLK of any customers or trades pursuant to paragraph 3 of this agreement, Broker may, upon fifteen (15) days prior written notice to SLK, terminate this agreement on the effective date of such unilateral charge.

There will be no increase in rates for at least one year.

(b) This agreement may be terminated by either party without cause upon sixty (60) written notice delivered in person or by registered or certified mail.

 If either party terminates the Agreement pursuant to this subparagraph, SLK shall have the right to impose reasonable limitations upon Broker's activates during the period between the giving of notice and the transfer of Broker's account.

     In the event either party defaults in the performance of its obligations under this agreement, the non-defaulting party may terminate this agreement on the following terms and conditions. Written notice must be delivered to the defaulting party specifying the nature of the default and notifying the default is cured within a period of ten (10) days from the receipt of the notice, this agreement may be terminated without further proceedings by the non-defaulting party.

(d) This agreement may be terminated by SLK or Broker immediately in the event that the other party is enjoined, disabled, suspended, prohibited or otherwise unable to engage in the securities business or any part of it as a result of any administrate or judicial proceeding or action by the Securities and Exchange Commission, any state securities law administrator or any self-regulatory organization have jurisdiction.

(e) Termination of this agreement, however caused, shall not release Broker or SLK from any liability or responsibility to the other with respect to the transactions effected prior the effective date of such termination, whether or not claims relating to such transactions shall have been made before or after such termination.

(f) If Broker terminates this agreement pursuant to subparagraph (b) above within the first year of the date of this agreement, or SLK terminates this Agreement pursuant to the subparagraph (c) or (d) above, Broker will pay to SLK a termination fee equal to the reasonable expenses incurred by SLK (i) in the establishing systems procedures and capacity for servicing Broker and its customers, and (li) in discontinuing the clearing arrangement provided, however, that in no event shall said termination fee be less than $5,000 or more then $10,000. said fee shall be paid within to days after receipt of SLK's statement setting forth in reasonable detail the expenses incurred by SLK.

18.     Action  Against  Customers;  Customer  Complaints

SLK Shall have the right at all times, in its sole discretion (but shall not be obliged)and at its sole expense to institute and prosecute in its name, upon notice to Broker, any action or proceeding against any of Broker's customers as to any controversy or claim arising out of SLK's transactions with Broker's customers and nothing contained in the Agreement shall be deemed or construed to impair or prejudice such right in any way whatsoever, nor shall the institution or prosecution of any such action or proceeding relive Broker of any liability or responsibility which Broker would otherwise have had under this Agreement. Broker shall assign to SKL its rights against its customers to the extent requested by SKL and necessary to carry out the intent of this Paragraph.

Broker and SKL shall each communication to the other any complaint/inquiry with the respect to the other.

19.     Notices

Any notice or request required or permitted to be given under this agreement shall be sufficient if in writing and sent by hand or by certified mail, in either case, return receipt requested, to the parties at the following address:



Broker
TradeRight
123  NW  13th  Street  Suite  221
Boca  Raton,  Florida  33432
Attn:  Michael  B.  Falken  -  President

SLK
Spear  Leeds  &  Kellogg
120  Broadway
New  York,  New  York  10271
Attn:  General  Counsel

20.     Amendments

This Agreement represents the entire agreement between the parties with respect to the subject matter contained herein. This Agreement may not be changed orally, but only by an agreement in writing and signed by the parties.

21.       Exchange  Regulation

            the parties acknowledge they will be subject to the rules of the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and any other securities exchanges or associations of which either party is or may become a member, and of any government agendas to whose jurisdictions either party may be subject.

22.      Assignment

            This Agreement shall be binding upon and shall inure to the benefit the respective successors and assigns of Broker and SKL.

23.       Applicable  Law

This Agreement shall be governed by and constructed in accordance with the laws of the State of New York.

24.       ARBITRATION  DISCLOSERE

-     ARBITRATION  IS  FINAL  AND  BINDING  ON  THE  PARTIES.

* THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRAIL.

* PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

-     THE  ARBITRATORS'  AWARD  IS  NOT  REQUIRED  TO  INCLUDE  FACTUAL FINDINGS
OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITTED.

- THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

25.     ARBITRATION AGREEMENT

     ANY CONTROVERSY BETWEEN SLK & BROKER ARISING OUT THE BUSINESS OR THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC. OR THE NATIONAL ASSOCIATION OF SECURITESDEALERS, INC. AS SLK MAY ELECT IN ACCORDANCE WITH THE RULES OF THE SELECTED ORGANIZATION. ARBITRATION MUST BE COMMENCED BY SERVICE UPONE THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBIRTRATION OR A WRITTEN NOTICE OF INTENTION TO ARBIRTRATE, THEREIN ELECTING THE ARBITRATION TRIBUNAL.

26. This Agreement shall be submitted to and or approved by any National Securities
 Exchange, or other regulatory and self-regulatory bodies vested with the authority to Review and or approve this Agreement or any amendment or modifications hereto. In the event of any such disapproval, the parties hereto agree to bargain in good faith to achieve the requisite approval.

27. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court or regulatory or self regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby this Agreement shall be carried out as if any such unenforceable provision or condition were not contained herein.

28. For purposes of the securities and Exchange Commission's financial responsibility rules and the Securities Investor's Protection Act, the brokers customers will be considered customers of SLK and not customers of the broker. Nothing herein shall cause the broker's customers to be construed or interpreted as customers of SLK for any other purpose, or negate the intent of any other section this agreement, including, but not limited to, the delineation of responsibilities as set forth elsewhere in this agreement.

29.                   PRIME  BROKERAGE

a.     Establishment  of  an  Account
SLK agrees to establish on its books and records an account in the name of a prime broker for introducing firm's clients and to maintain same providing SLK receives from said clients SIA Form 151 "Executing Broker Customer Agreement" and all other documents SLK may deem appropriate.
The introducing firm shall provide SLK with the Prime Broker tax ID number and the full street address of its client, the "SIA Form 151", as well as, the necessary settlement instructions.

(b)      Customer  Qualifications
By introducing Prime broker accounts to SLK, the introducing firm confirms that it is aware that their client maintains a minimum net equity of $500,000 in cash or securities with a ready market for trades executed on behalf of an account not managed by an advisor or $100,000 in cash or securities with ready market for trades executed on behalf of a customer account managed by an investment advisor registered under section 203 of the Investment Advisors Act of 1940. The introducing firm understands that if for any reason the account falls below such a minimum net equity SLK has the right to refuse to process trades as a prime broker transaction. Each time you enter an order you hereby represent that your client shall be in compliance with such minimum net equity or will notify SLK otherwise.

In the event that any prime broker disaffirms any trade you have executed you hereby agree to be responsible and liable to SLK for settling such transaction.

          Restrictions  on  Account
You understand that SLK in its sole discretion may refuse to accept Prime Broker Transactions on your client's behalf or restrict or prohibit trading of securities in your client's account or refuse to clear your client's transactions.

b.     Confirmations
Unless otherwise instructed in writing, SLK shall confirm transactions to your client, as well as, to the prime broker by the morning of the next business day after the trade date.

The introducing firm agrees to notify SLK, in the timely manner, the contract amount of the transaction, the security involved, the number of shares or units, whether the transaction is a purchase or sale, and if a sale, whether the transaction was a short or long sale. Introducing broker is responsible for complying with all applicable rules and regulations of the SEC and applicable self regulatory organizations governing the execution so short sales.

This Agreement contains a pre-disputed arbitration clause in paragraph 24 on page 12. I acknowledged receiving a copy of this agreement.

SPEAR,  LEEDS  &  KELLOGG

BY:__________________________

NAME:

TITLE:

TRADERIGHT

BY:__________________________

NAME:

TITLE: